EXHIBIT 10.1

                                     OPTION AGREEMENT

This Agreement, executed on the day below written, is by and between Futura Pictures (hereinafter "Producer"), and Don Tsuchiyama (hereinafter "Writer") with respect to the unpublished literary work tentatively entitled "Cass & Karri" (which, together with themes, characters, contents, alternate titles, and other versions thereof, is hereinafter called the "Property"), as follows:

1. CONSIDERATION AND TERM: In consideration of the sum o Five Thousand (5,000) Shares of Futura Pictures, Inc., common stock, and other good and valuable consideration, receipt of which Writer hereby acknowledges, Writer grants to Producer an exclusive and irrevocable option to purchase all motion picture, television, and allied rights in the Property ("Option"), such option period commencing on the date hereof ("Commencement Date," which shall be the date both parties signed or the later of the two dates, if different) and continuing for twelve (12) months ("Term").

2. TERMINATION: Producer may terminate this Option Agreement at its volition, by mailing or emailing written notice to Writer at any time.

3. EXTENSION: Producer retains the right, but not the obligation, to purchase from the Writer one twelve-month extensions of the Exclusive Option, by payment of an additional Five Dollars ($5.00) no later than 30 days prior to the expiration of the original option period.

4. PURCHASE PRICE: If Producer exercises its option, Producer will pay Writer the following additional sums ("Purchase Price") for all of the rights granted it herein and for all of Writer's representations and warranties hereunder:

         a) Ten Thousand Dollars ($10,000.00), upon execution of the Option;

         b) one percent (1%) of the final budget, upon commencement of principal photography

5.       WRITER'S  REPRESENTATIONS:  Writer hereby represents and warrants that:
         (a) the Property was written solely by and is original with Writer; (b) Writer owns all rights, title, and interest in and to the story; (c) neither the Property nor any element thereof infringes upon any other literary property; (d) the production or exploitation of any motion picture or other production based on the Property will not violate the right to privacy of any person or constitute a defamation against any person, nor will production or exploitation of any motion picture or other production based thereon in any other way violate the rights of any person whomsoever; (e) Writer owns all rights in the Property free and clear of any liens, encumbrances, claims or litigation, whether pending or threatened; (f) Writer has full right, power and authority to make and perform this Agreement; (g) the Property has not previously been exploited as a motion picture, television production, play or otherwise, and no rights have been granted to any third party to do so;
         (h) all facts represented by Writer herein (as well as the Literary Property Submission Release, if any), are true and accurate.


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         Writer  hereby   indemnifies   Producer  against  any  loss  or  damage
         (including reasonable attorney's fees) incurred by reason of any breach or claim of breach of the foregoing representations, warranties and any and all agreements herein. The term "person" as used herein shall mean any person, firm, corporation or other entity.

6. RIGHTS GRANTED: The foregoing Option covers the sole, exclusive, perpetual and universe-wide motion picture, television and allied and incidental rights in the Property (and any and all screenplays or other adaptations thereof) including theatrical, television (whether filmed, taped, computer animated or otherwise recorded, whether distributed or broadcast by so-called "free", "pay", "cable" television, video-on-demand over the Internet/cable/satellite, "home video" or otherwise and including, without limitation, television series, television motion pictures, MOWs and so-called "novels for television"), cassette, DVD's, video discs and other compact devices, sequel, remake and advertising rights (including 10,000-word synopsis publication rights); all rights to exploit, distribute and exhibit any motion picture or other production produced hereunder ("Picture") in all media now known or hereafter devised; all rights to make any and all changes to and adaptations of the Property; merchandising, sound track, music publishing and exploitation rights; the right to use Writer's name in and in connection with the exploitation of the rights granted hereunder; all live television, radio and legitimate stage rights; and all other rights customarily obtained in connection with formal literary purchase agreements (the "Rights").

7. ADDITIONAL DOCUMENTS: Writer agrees to execute, at Producer's request, any and all additional documents or instruments, including a short form option agreement and a short form assignment for purposes of recording in the Copyright Office, and to do any and all things necessary or desirable to effectuate the purposes of this Agreement. If such short form assignment is undated, Producer is authorized to date such short form assignment and to file the same in the Copyright Office immediately upon exercise of the option herein granted. If Writer fails to do anything necessary or desirable to effectuate the purposes of this Agreement, including, but not limited to, renewing copyrights and instituting and maintaining actions for infringement of any rights herein granted to Producer under copyright law or otherwise, Writer hereby irrevocably appoints Producer Writer's attorney-in-fact with the right, but not the obligation, to do any such things and renew copyrights and institute and maintain actions and all such things in Writer's name and behalf, but for Producer's benefit, which appointment shall be coupled with an interest and irrevocable.

8. RIGHT OF FIRST REFUSAL: If, pursuant to any copyright law or similar law Writer becomes entitled to exercise any right of reversion, recapture or termination (the "Termination Right") in or to all or part of the Rights granted hereunder, and Writer exercises the termination right, then, from and after the date that Writer has the right, pursuant to such copyright or similar law, to transfer all or part of such Rights (the "Recaptured Rights") to a third party, Producer shall have the first right to purchase and acquire from Writer the Recaptured Rights. If Writer is prepared to accept a bona fide offer with respect to all or part of the Recaptured Rights, then, in each such instance, Writer shall, promptly after deciding to accept such offer, make a written offer to Producer, specifying in such offer all of the terms and conditions which Writer is prepared to accept


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         and the name of the third party who made the offer to Writer,  to enter an agreement with Producer with respect to the Recaptured Rights on the same such terms and conditions. At any time not later than thirty (30) days after receipt of such written offer from Writer, Producer may notify Writer of its acceptance of such offer, and, in such event, the rights referred to in such offer shall be assigned to Producer, subject to Producer's compliance with the terms and conditions of the offer so accepted; provided, however, that Producer shall not be required to meet such terms or conditions which cannot be as easily met by one transferee as another, including, without limitation, the use of certain talent. If Producer shall acquire from Writer all or part of the Recaptured Rights, then Writer agrees to enter into appropriate written agreements with respect thereto. If Producer shall elect not to purchase the Recaptured Rights, then Writer may dispose of said rights, but only to the offeror and upon the terms and conditions specified in Writer's aforesaid notice to Producer, it being understood and agreed that Writer may not dispose of said rights to any other party or upon terms or conditions more favorable to the transferee than those offered to Producer hereunder without again offering such more favorable terms and conditions to Producer as herein provided.

9. CREDITS: Producer agrees to accord Writer credit in connection with any Picture based upon the Property, subject and pursuant to the provisions of the applicable Producers/Writers Guild Theatrical Basic Agreement.

         a) Subject to the foregoing, the presentation of such credits shall be determined by Producer and Producer retains the right to have one screen credit on each Picture produced which is based upon the Property. Any casual or inadvertent failure by Producer, an assign, Purchaser, or any failure by any third party, to comply with the provisions of this paragraph shall not be deemed to be a breach of this Agreement.

         b) In the event of a breach of Producer's obligations under this paragraph, it is expressly agreed that Writer's and Producer's sole remedy shall be to seek damages in a court of competent jurisdiction, and that in no event shall Writer or Producer be entitled to obtain any injunctive or other equitable relief or undertake any legal efforts to restrict Producer, or its assign's, right to exploit the Property.

10. BINDING ARBITRATION: Writer and Producer hereby agree to arbitrate any disputes in the County of Los Angeles, State of California, in accordance with applicable provisions of the American Arbitration Association and judgement upon any reward rendered by the Arbitrator(s) may be entered in any court having competent jurisdiction and the prevailing party may recoup all its costs of litigation. Although Writer and Producer agree to abide by any such arbitration decision(s) made, shall endeavor, with the best of their abilities, to settle all disputes that may arise without the need for arbitration.

11. CONFIDENTIALITY: In consideration of this Agreement and its benefits, Writer and its agents, employees, and administrators, agree to keep confidential the specific terms and conditions of this Agreement, including but not limited to, the term of the Option and Exclusive Option Terms (including Extensions, renewals or conversions, thereof, if any)

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         and the Purchase Price. Writer hereby indemnifies Producer from any and all loss or liability that may result from a breach of the foregoing confidentiality.

12. TITLES AND TRANSFERS: Producer reserves the right to sell or transfer this Option Agreement at any time. In the event Producer sells this Option, it hereby agrees to grant Writer 20% of the gross proceeds from such sale and in return Writer hereby agrees to grant to Producer 20% of the Purchase Price received by Writer from the exercise of this Option Agreement, or modification hereof, by any person or entity other than Producer at any time.

13. RELEASE AND WAIVERS: Writer hereby acknowledges and warrants that he or she understands and acknowledges that Producer's use of other writer's literary properties may contain features and elements similar to or identical with those contained in the Property and as shall not entitle Writer to any compensation beyond that which is stipulated in the Option Agreement.

14. NOTICES: All checks and notices from Producer to Writer shall be sent to the below address and Writer agrees to notify Producer of any change of address within 10 days. All notices from Writer to Producer shall be sent to Producer at the following address: Futura Pictures, 17337 Ventura Blvd., Suite 208, Encino, CA 91316 or other such address as Producer shall designate.

15. ACCURACY AND COUNTERPARTS: Writer represents and warrants that all data submitted herein is true and correct and that same is consistent with all previous documents, or forms, submitted to Producer. The Parties hereto agree that this Agreement may be executed in full counterpart or signature page counterpart as emailed between Writer and Producer.

16. SEVERABILITY: In the event any provision of this Option Agreement is held invalid or unenforceable by any arbitrator or court of competent jurisdiction, the remaining provisions will not be affected.

17. PRIOR AGREEMENTS AND CHOICE OF LAW: This Agreement, executed on the day and year below written ("Commencement Date"), supersedes and replaces any and all former Option Agreements or agreements (oral or written) whether expressed or implied between Writer and Producer relating to the subject matter hereof. Unless and until a more formal agreement is executed incorporating all of the foregoing and additional detailed representations, warranties and other provisions customarily included in such formal literary purchase agreements, this Option Agreement shall be binding (when all submission conditions as set forth hereinbelow are met) and same shall be interpreted in accordance


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         with  California  law,  and shall  inure to the  benefit of the Parties hereto as well as their successors, representatives, heirs, assigns and licensees.

AGREED AND ACCEPTED:

FUTURA PICTURES                         DATE:  January 24, 2005



/s/ Buddy Young
-----------------------
By: Buddy Young


WRITER                                  DATE:  January 24, 2005



/s/ Don Tsuchiyama
-----------------------
By: Don Tsuchiyama